UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2010

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 760-779-0251 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2010, Spare Backup and Federal Warranty Service Corporation, an Assurant Solutions company (Assurant), entered into a vendor services agreement for Spare Backup to provide an online data backup system that maintains and restores data for Assurant’s consumers. The Agreement will be in effect for a period of twenty-four (24) months (the “Initial Term”). Thereafter, this Agreement shall automatically renew (unless otherwise terminated), for consecutive 24 month periods (the “Additional Terms”) unless either party provides to the other party notice of non-renewal at least thirty (30) days prior to the expiration of the Initial Term or any Additional Term. All obligations expressly identified herein as having a limited period for their observance and performance will expire upon the completion of such period.

Under the terms of the agreement Spare Backup will provide its “Spare Online Data Backup”, “Spare Mobile”, “Spare Switch” and “Spare Sync/Collaborate” (Eligible Products), which is expected to be marketed to the public collectively under the name “Spare Backup”.  The parties agree that the Eligible Products shall be marketed to consumers in conjunction with the Assurant Warranty Products in store. Spare Backup will provide the Eligible Products throughout the term of the Agreement including all “white label” portals powered by Spare Backup. The Eligible in store Products provided will be available for all Assurant Customers. Assurant will market the Eligible Products to its customers through various promotional offers in conjunction with approved extended service plans. During the Initial and Additional Terms, Assurant agrees that, unless a retail partner of Assurant does not otherwise request another provider, Spare Backup shall be Assurant's exclusive provider of the Eligible Products for its retail partners.

Assurant Solutions companies develop, underwrite and market specialty insurance, extended service contracts and other risk management solutions in collaborative relationships with leading financial institutions, retailers, automobile dealers, utilities and other entities. Our companies include American Bankers Life Assurance Company of Florida, American Bankers Insurance Company of Florida, American Memorial Life Insurance Company, American Security Insurance Company, Federal Warranty Service Corporation, United Family Life Insurance Company and United Service Protection, Inc. Principal lines of business include debt protection administration, credit insurance, preneed life insurance, and warranties and extended service contracts on appliances, consumer electronics, automobiles, recreational vehicles and boats. With executive offices in Atlanta, Georgia, our companies serve clients and their customers throughout North America, the Caribbean and selected countries in South America and Europe. We have more than 4,000 employees worldwide with domestic operations in eight U.S. states and internationally in Argentina, Brazil, Canada, Chile, China, Germany, Ireland, Italy, Mexico, Puerto Rico, Spain and the United Kingdom.

Assurant Solutions companies help clients pass the competition by focusing on customized solutions for their risk-based endeavors. We strive to create custom solutions and solid partnerships that build the value of their customer portfolios. This strong client focus is the foundation of what we call "The Total Solution."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: November 24, 2010	By:	/s/ Cery Perle
Cery Perle, Chief Executive Officer and President